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                                                              Exhibit 8(d)

                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 33-61670 of ML of New York Variable Life Separate Account II on Form S-6 of our reports on (i) ML Life Insurance Company of New York dated February 24, 1997, and (ii) ML of New York Variable Life Separate Account II dated January 31, 1997, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


                                          /s/  DELOITTE & TOUCHE LLP

New York, New York

April 28, 1997